EXHIBIT 11 - CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE


                                  MICROAGE, INC
                 NET INCOME (LOSS) PER COMMON SHARE CALCULATION
                                 (in thousands)


                                                                Quarter ended         26 weeks ended
                                                            --------------------   --------------------
                                                             May 3,      May 4,     May 3,      May 4,
                                                              1998        1997       1998        1997
                                                            --------    --------   --------    --------
Basic
     Weighted average common shares                           19,584      17,336     19,520      17,255
                                                            --------    --------   --------    --------

Diluted
     Weighted average shares from primary
          calculation                                         19,584      17,336     19,520      17,255

     Dilutive effect of stock options and warrants              --           540       --           806


                                                            --------    --------   --------    --------
          Weighted average common and common
            equivalent shares outstanding - diluted           19,584      17,876     19,520      18,061
                                                            --------    --------   --------    --------

Net income  (loss)                                          $ (5,255)   $  6,567   $(10,669)   $ 11,604

Net income (loss) per common and common equivalent share:
     Basic                                                  $  (0.27)   $   0.38   $  (0.54)   $   0.67
                                                            ========    ========   ========    ========
     Diluted                                                $  (0.27)   $   0.37   $  (0.54)   $   0.64
                                                            ========    ========   ========    ========